Exhibit 2.1

amendMENT No. 2

to THE

BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 2 (this “Amendment”), dated as of May 18, 2026, to the Business Combination Agreement, dated as of December 17, 2025 (the “Business Combination Agreement”), is by and among Cartesian Growth Corporation III, a Cayman Islands exempted company (“CGC”), Fenway MS, Inc., a Delaware corporation (“Merger Sub”), and Factorial Inc., a Delaware corporation (the “Company”), as amended by that certain Amendment to the Business Combination Agreement dated March 26, 2026.  Each of CGC, Merger Sub and the Company shall individually be referred to herein as a “Party” and, collectively, the “Parties”. Capitalized terms not otherwise defined in this Amendment have the meanings given such terms in the Business Combination Agreement.

WHEREAS, Section 8.3 of the Business Combination Agreement provides for the amendment of the Business Combination Agreement in accordance with the terms set forth therein; and

WHEREAS, the Parties desire to amend the Business Combination Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

AMENDMENTS TO THE BUSINESS COMBINATION AGREEMENT

1.               Section 2.1(a) of the Business Combination Agreement is hereby amended and restated in its entirety to read as follows:

“ Domestication. At least one day prior to the Closing Date, CGC shall cause the Domestication to occur in accordance with Section 388 of the DGCL and Part Twelve of the Cayman Islands Companies Act (2025 Revision), including by filing with the Delaware Secretary of State a Certificate of Domestication with respect to the Domestication, in form and substance reasonably acceptable to CGC and the Company, together with the CGC Certificate of Incorporation and completing and making all filings required to be made with the Cayman Registrar to effect the Domestication. In connection with (and as part of) the Domestication, CGC shall cause (i) each CGC Class A Share and CGC Class B Share that is issued and outstanding immediately prior to the Domestication to be converted into one share of CGC Series A Common Stock, par value $0.00001 per share of CGC, (ii) the Governing Documents of CGC to become the certificate of incorporation, substantially in the form attached hereto as Exhibit E (with such changes as may be agreed in writing by CGC and the Company, the “CGC Certificate of Incorporation”), and the bylaws, substantially in the form attached hereto as Exhibit F (with such changes as may be agreed in writing by CGC and the Company, the “CGC Bylaws”) and (iii) CGC’s name to be changed to “Factorial Energy Inc.”; provided, however, that in the case of clause (iii), each of the Parties acknowledges and agrees that each of the CGC Certificate of Incorporation and the CGC Bylaws shall be appropriately adjusted to give effect to any amendments to the Governing Documents of CGC contemplated by the CGC Certificate of Incorporation and the CGC Bylaws that are not adopted and approved by the Pre-Closing CGC Holders at the CGC Shareholders Meeting (other than, for the avoidance of doubt, the amendments to the Governing Documents of CGC that are contemplated by the Required Governing Document Proposals). CGC and its Representatives shall give the Company and its pertinent Representatives a reasonable opportunity to review any applicable documents, certificates or filings in connection with the Domestication and will consider, in good faith, any comments thereto. Following the consummation of the Domestication and prior to the Closing, the board of directors of CGC will resolve to ratify and approve such matters as may be required to effect the transactions contemplated by this Agreement and any such other matters as the Company and CGC may mutually agree.”

2.               The CGC Certificate of Incorporation and CGC Bylaws are attached hereto as Annex A and Annex B, respectively.

ARTICLE II

MISCELLANEOUS

1.               No Further Amendment. Except as expressly amended hereby, the Business Combination Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Business Combination Agreement or any of the documents referred to therein.

2.               Effect of Amendment. This Amendment shall form a part of the Business Combination Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the Parties, any reference to the Business Combination Agreement shall be deemed a reference to the Business Combination Agreement as amended hereby.

3.               Governing Law. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State. Any Action arising out of or relating to this Amendment shall, to the fullest extent permitted by applicable Law, be heard and determined exclusively in any New York State court or Federal court of the United States of America sitting in New York City in the Borough of Manhattan.

4.               Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

5.               Counterparts. This Amendment may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

Cartesian Growth Corporation III

By:	/s/ Peter Yu
Name:	Peter Yu
Title:	Chairman & Chief Executive Officer

FENWAY MS, INC.

By:	/s/Peter Yu
Name:	Peter Yu
Title:	Director and President

FACTORIAL INC.

By:	/s/ Siyu Huang
Name:	Siyu Huang
Title:	Chief Executive Officer

Annex A

CGC Certificate of Incorporation

[see attached.]

CERTIFICATE OF INCORPORATION

OF

FACTORIAL ENERGY INC.

ARTICLE I

The name of the Corporation is Factorial Energy Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is [•]. The name of its registered agent at such address is [•].

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

A. CAPITAL STOCK

The total number of shares of capital stock that the Corporation shall have authority to issue is 750,000,000, which shall consist of two classes as follows: (a) 650,000,000 shares shall be a class designated as common stock, par value $0.00001 per share (the “Common Stock”), which class of Common Stock shall be subdivided into two series consisting of (i) 600,000,000 shares designated as Series A common stock (the “Series A Common Stock”) and (ii) 50,000,000 shares designated as Series B common stock (the “Series B Common Stock”); and (b) 100,000,000 shares shall be a class designated as preferred stock, par value $0.00001 per share (the “Preferred Stock”).

Except as otherwise provided in any certificate of designation of any series of Preferred Stock or in Sections 242(d)(1) or (d)(2) of the DGCL, the number of authorized shares of any class of Common Stock or Preferred Stock may from time to time be increased or decreased (but not below the number of shares of such class then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor; provided, however, that the number of authorized shares of Series B Common Stock shall not be increased or decreased without the affirmative vote of the holders of a majority of shares of Series B Common Stock then outstanding, voting as a separate class. For the avoidance of doubt, the elimination and reduction of the voting requirements of Section 242 of the DGCL, as permitted by Section 242(d) of the DGCL, shall apply to any amendments to this Certificate of Incorporation, as it may be amended, restated or otherwise modified from time to time, including the terms of any certificate of designations of any class or series of Preferred Stock (the “Certificate of Incorporation”).

The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

B. COMMON STOCK

Subject to all the rights, powers and preferences of the Preferred Stock and except as provided by law or in this Certificate of Incorporation (including any certificate of designation of any series of Preferred Stock):

1. Voting Rights.

(a) General Right to Vote Together. Except as otherwise expressly provided herein or required by applicable law, the holders of Series A Common Stock and Series B Common Stock shall vote together on all matters submitted to a vote of the stockholders.

(b) Votes Per Share. Except as otherwise expressly provided herein or required by applicable law, on any matter that is submitted to a vote of the stockholders, each holder of Series A Common Stock shall be entitled to one vote for each such share held by such holder, and each holder of Series B Common Stock shall be entitled to 10 votes for each such share held by such holder. Notwithstanding the foregoing, except as otherwise required by law, holders of shares of Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of the Preferred Stock or one or more outstanding series thereof if the holders of such Preferred Stock or series thereof are entitled, either separately or together with the holders of one or more other such series, to vote thereon under this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or under the DGCL.

2. Identical Rights. Except as otherwise expressly provided herein or required by applicable law, shares of Series A Common Stock and Series B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters, including, without limitation:

(a) Dividends and Distributions. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of any Distribution, Distributions may be declared and paid ratably on the Common Stock out of the assets of the Corporation which are legally available for this purpose at such times and in such amounts as the Board of Directors of the Corporation (the “Board”) in its discretion shall determine. Shares of Series A Common Stock and Series B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any Distribution paid or distributed by the Corporation, unless different treatment of the shares of each such series is approved by the affirmative vote of the holders of a majority of the outstanding shares of Series A Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Series B Common Stock, each voting separately as a series; provided, however, that in the event a Distribution is paid in the form of Series A Common Stock or Series B Common Stock (or Rights to acquire, or securities convertible into or exchangeable for, such stock, as the case may be), then holders of Series A Common Stock shall receive Series A Common Stock (or Rights to acquire, or securities convertible into or exchangeable for, such stock, as the case may be) and holders of Series B Common Stock shall receive Series B Common Stock (or Rights to acquire, or securities convertible into or exchangeable for, such stock, as the case may be) and such Distribution shall be deemed equal, identical and ratable so long as such Distribution is paid or distributed ratably on a per share basis.

(b) Subdivision or Combination. If the Corporation in any manner subdivides, combines or reclassifies the outstanding shares of Series A Common Stock or Series B Common Stock, then the outstanding shares of the other such series will be concurrently subdivided, combined or reclassified in the same proportion and manner to maintain the same proportionate equity ownership between the holders of the outstanding Series A Common Stock and Series B Common Stock on the record date or effective date for such subdivision, combination or reclassification, unless different treatment of the shares of each such series is approved by the affirmative vote of the holders of a majority of the outstanding shares of Series A Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Series B Common Stock, each voting separately as a series.

(c) Equal Treatment in a Change of Control Transaction. In connection with any Change of Control Transaction, shares of Series A Common Stock and Series B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to stockholders of the Corporation (any such consideration, “Change of Control Consideration”), provided, however, that the holders of shares of such series may receive, or have the right to elect to receive, different or disproportionate consideration in connection with such Change of Control Transaction if (1) the only difference in the per share consideration to the holders of the Series A Common Stock and Series B Common Stock is that any securities distributed to the holders of, or issuable upon the conversion of, a share of Series B Common Stock have 10 times the voting power of any securities distributed to the holder of, or issuable upon the conversion of, a share of Series A Common Stock or (2) such different or disproportionate treatment of the shares of each such series is approved by the affirmative vote of the holders of a majority of the outstanding shares of Series A Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Series B Common Stock, each voting separately as a series; provided, however, for the avoidance of doubt, Change of Control Consideration shall not be deemed to include any consideration paid to or received by a person who is a holder of Series A Common Stock and/or Series B Common Stock, as applicable, pursuant to (x) any bona fide, good faith employment, consulting, severance or other compensatory arrangement (including, without limitation, any equity-based or cash compensatory award or payment) whether or not entered into in connection with such Change of Control Transaction or (y) a negotiated agreement between a holder of Series A Common Stock and/or Series B Common Stock, as applicable, with any counterparty (or affiliate thereof) to a Change of Control Transaction wherein such holder is contributing, selling, transferring or otherwise disposing of shares of the Corporation’s capital stock to such counterparty (or affiliate thereof) as part of a “rollover” or similar transaction that is approved by a majority of the Disinterested Directors then in office (or a committee of the Board comprised of Disinterested Directors) and that is in connection with such Change of Control Transaction. Any merger or consolidation of the Corporation with or into any other entity, which is not a Change of Control Transaction, shall, in addition to any approval otherwise required herein or by applicable law, require approval by the affirmative vote of the holders of a majority of the outstanding shares of Series A Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Series B Common Stock, each voting separately as a series, unless (i) the shares of Series A Common Stock and Series B Common Stock remain outstanding and no other consideration is received in respect thereof or (ii) such shares are converted on a pro rata basis into shares of the surviving or parent entity in such transaction having identical rights to the shares of Series A Common Stock and Series B Common Stock, respectively.

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3. Conversion of Series B Common Stock.

(a) Voluntary Conversion. Each share of Series B Common Stock shall be convertible into one fully paid and nonassessable share of Series A Common Stock at the option of the holder thereof at any time upon written notice to the transfer agent of the Corporation. Such written notice shall state therein the number of shares of Series B Common Stock being converted and the name or names in which the shares of Series A Common Stock are to be registered.

(b) Automatic Conversion. Each share of Series B Common Stock shall automatically, without any further action by the holder thereof, convert into one fully paid and nonassessable share of Series A Common Stock upon the earlier of:

(i) a Transfer of such share; provided, however, that no such automatic conversion shall occur in the case of a Transfer by a Series B Stockholder to any of the persons or entities listed in clauses (A) through (H) below (each, a “Permitted Transferee”) and from any such Permitted Transferee back to such Series B Stockholder and/or any other Permitted Transferee established by or for such Series B Stockholder:

(A) a Family Member of such Series B Stockholder, which shall mean with respect to any natural person who is a Series B Stockholder, the spouse, domestic partner, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings of such Series B Stockholder and any spouse of any such person; and provided, further, that lineal descendants shall include adopted persons, but only so long as they are adopted during minority (herein collectively referred to as “Family Members”);

(B) a trust solely for the benefit of such Series B Stockholder and/or one or more of such Series B Stockholder’s Family Members (except for remote contingent interests) so long as all trustees of such trust are one or more of (i) such Series B Stockholder, (ii) a Family Member of such Series B Stockholder and/or (iii) an institution or individual who is a bank or trust company, a professional trustee, investment advisor or manager, investment banker, accountant or lawyer (herein referred to as a “Qualified Trustee”); provided such Transfer does not involve any payment of cash, securities, property or other consideration to the Series B Stockholder (other than as a settlor or beneficiary of such trust) and, provided, further, that if at any time such trust ceases to meet the requirements of this subsection (B), each share of Series B Common Stock then held by the trustee or trustees of such trust shall, on the fifth calendar day following receipt by said trustee or trustees of a notice from the Corporation that it has obtained actual knowledge that the trust no longer meets the requirements of this subsection (B), unless said trust Transfers such share of Series B Common Stock to a Permitted Transferee prior to such fifth calendar day, automatically convert into one fully paid and nonassessable share of Series A Common Stock;

(C) the beneficiaries or trustee of a trust; so long as the original grantor of the trust (the “Grantor”) is such Series B Stockholder and such Series B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Series B Common Stock, provided that in the event such Grantor no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Series B Common Stock, then, unless such trust Transfers such shares of Series B Common Stock to a Permitted Transferee within five calendar days after the date upon which such Grantor no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Series B Common Stock, each share of Series B Common Stock then held by such trust shall automatically convert into one fully paid and nonassessable share of Series A Common Stock;

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(D) a trust under the terms of which such Series B Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Internal Revenue Code (or successor provision) and/or a reversionary interest so long as all trustees of such trust are Qualified Trustees; provided, however, that if at any time such trust ceases to meet the requirements of this subsection (D), each share of Series B Common Stock then held by the trustee or trustees of such trust shall, on the fifth calendar day following receipt by said trustee or trustees of a notice from the Corporation that it has obtained actual knowledge that the trust no longer meets the requirements of this subsection (D), unless said trust Transfers such share of Series B Common Stock to a Permitted Transferee prior to such fifth calendar day, automatically convert into one fully paid and nonassessable share of Series A Common Stock;

(E) an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code (or successor provision), or a pension, profit sharing, stock bonus or other type of plan or trust of which such Series B Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code (or successor provision); provided that in each case such Series B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Series B Common Stock held in such account, plan or trust, and provided, further, that in the event the Series B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Series B Common Stock held by such account, plan or trust, then, unless such account Transfers such shares of Series B Common Stock to a Permitted Transferee within five calendar days after the date upon which such Series B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Series B Common Stock, each share of Series B Common Stock then held by such account, plan or trust shall automatically convert into one fully paid and nonassessable share of Series A Common Stock;

(F) a corporation, partnership or limited liability company wholly and solely owned by Series B Stockholders and Permitted Transferees in which Series B Stockholders directly, or indirectly through one or more Permitted Transferees, own shares, partnership interests or membership interests, as applicable, with sufficient Voting Control in the corporation, partnership or limited liability company, as applicable, or otherwise has legally enforceable rights, such that the Series B Stockholders retain sole dispositive power and exclusive Voting Control with respect to the shares of Series B Common Stock held by such corporation, partnership or limited liability company; provided, however, that in the event the Series B Stockholders no longer own sufficient shares, partnership interests or membership interests, as applicable, or no longer has sufficient legally enforceable rights to ensure the Series B Stockholders retain sole dispositive power and exclusive Voting Control with respect to the shares of Series B Common Stock held by such corporation, partnership or limited liability company, as applicable, then, unless such corporation, partnership or limited liability company Transfers such shares of Series B Common Stock to a Permitted Transferee within five calendar days after the date upon which such Series B Stockholders no longer have sole dispositive power and exclusive Voting Control with respect to the shares of Series B Common Stock, each share of Series B Common Stock then held by such corporation, partnership or limited liability company, as applicable, shall automatically convert into one fully paid and nonassessable share of Series A Common Stock;

(G) from a Series B Stockholder or such Series B Stockholder’s Affiliates to another Series B Stockholder or such other Series B Stockholder’s Affiliates;

(H) an Affiliate of a Series B Stockholder; provided, however, that the person or entity holding sole dispositive power and exclusive Voting Control with respect to the shares of Series B Common Stock being Transferred (the “Controlling Person”) retains, directly or indirectly, sole dispositive power and exclusive Voting Control with respect to the shares following such Transfer; provided, further, that in the event the Controlling Person no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Series B Common Stock Transferred to such Affiliate, then, unless such Affiliate Transfers such shares of Series B Common Stock to a Permitted Transferee within five calendar days after the date upon which Controlling Person no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Series B Common Stock, each such share of Series B Common Stock Transferred to such Affiliate shall automatically convert into one share of Series A Common Stock unless such transaction is otherwise approved by the Corporation;

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(ii) the date specified by a written notice and certification request of the Corporation to the holder of such share of Series B Common Stock requesting a certification, in a form satisfactory to the Corporation, verifying such holder’s ownership of Series B Common Stock and confirming that a conversion to Series A Common Stock has not occurred pursuant to this Article IV, Section B(3), which date shall not be less than 60 calendar days after the date of such notice and certification request; provided, however, that no such automatic conversion pursuant to this subsection (ii) shall occur in the case of a Series B Stockholder or its Permitted Transferees that furnishes a certification satisfactory to the Corporation prior to the specified date that such conversion to Series A Common Stock has not occurred pursuant to this Article IV, Section B(3); or

(iii) the date on which the number of Threshold Shares collectively held by a Series B Stockholder and any Permitted Transferees thereof is less than 50% of the number of shares of Series B Common Stock held by such Series B Stockholder at the Effective Time

(c) Automatic Conversion of All Outstanding Series B Common Stock. Each share of Series B Common Stock shall automatically, without any further action by the holder thereof, convert into one fully paid and nonassessable share of Series A Common Stock upon the earliest of:

(i) the date specified by affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series B Common Stock, voting as a single series;

(ii) the date that is nine months following the death or Incapacity of all Founders; and

(iii) the date that is the seven year anniversary of the Effective Time.

Following such conversion, the reissuance of any shares of Series B Common Stock shall be prohibited, and the Corporation shall take all necessary action to retire each share of Series B Common Stock in accordance with Section 243 of the DGCL, including filing a certificate of retirement with the Secretary of State of the State of Delaware required thereby, and upon the effectiveness of such certificate of retirement, it shall have the effect of reducing the number of authorized shares of Series B Common Stock and eliminating all references to Series B Common Stock in this Certificate of Incorporation.

(d) Procedures. The Corporation may, from time to time, establish such policies and procedures relating to the conversion of Series B Common Stock to Series A Common Stock in accordance with this Article IV, Section B(3) and the general administration of this dual series stock structure, including the issuance of stock certificates (or the establishment of book-entry positions) with respect thereto, as it may deem necessary or advisable, and may request that holders of shares of Series B Common Stock furnish certifications, affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Series B Common Stock and to confirm that a conversion to Series A Common Stock has not occurred in accordance with Article IV, Section B(3)(b)(ii). A determination by the Board that a Transfer results in a conversion to Series A Common Stock shall be conclusive and binding.

(e) Immediate Effect of Conversion. In the event of a conversion of shares of Series B Common Stock to shares of Series A Common Stock pursuant to this Article IV, Section B(3), such conversion(s) shall be deemed to have been effective immediately prior to the close of business on the date that the Corporation’s transfer agent receives the written notice required under Section B(3)(a) of this Article IV, the time that the Transfer of such shares occurred under Section B(3)(b) of this Article IV, or the date specified in Section B(3)(c) of this Article IV, as applicable. Upon any conversion of Series B Common Stock to Series A Common Stock pursuant to this Article IV, Section B(3), all rights of the holder of such shares of Series B Common Stock shall cease and the person or persons in whose names or names the certificate or certificates (or book-entry position(s) representing the shares of Series A Common Stock) are to be issued shall be treated for all purposes as having become the record holder or holders of such number of shares of Series A Common Stock into which such shares of Series B Common Stock were converted. Shares of Series B Common Stock that are converted into shares of Series A Common Stock as provided in this Article IV, Section B(3) shall be retired and shall not be reissued.

(f) Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Series A Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Common Stock pursuant to this Article IV, Section B(3), such number of its shares of Series A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Common Stock into shares of Series A Common Stock.

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4. No Further Issuances. Except for the issuance of Series B Common Stock issuable upon the settlement, exercise or conversion of Rights outstanding at the Effective Time, a dividend payable in accordance with Article IV, Section B(3)(a) or a subdivision or reclassification in accordance with Article IV, Section B(3)(b), the Corporation shall not at any time after the Effective Time issue any additional shares of Series B Common Stock, unless such issuance is approved by the affirmative vote of the holders of a majority of the outstanding shares of Series B Common Stock, voting as a separate series.

C. PREFERRED STOCK

The Board or any authorized committee thereof is expressly authorized to provide by resolution or resolutions for, out of the unissued shares of Preferred Stock, the issuance of the shares of Preferred Stock in one or more series of such stock, and by filing a certificate of designation pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof, all to the fullest extent now or hereafter permitted by the DGCL. The powers, preferences and relative, participating, optional and other special rights of each such series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Without limiting the generality of the foregoing, the resolution or resolutions providing for the issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

ARTICLE V

The following terms, where capitalized in this Certificate of Incorporation, shall have the meanings ascribed to them in this Article V:

“Affiliate” means with respect to any specified person, any other person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified person, including, without limitation, any general partner, managing member, officer, director or manager of such person and any venture capital, private equity, investment advisor or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management (or shares the same management, advisory company or investment advisor) with, such person.

“Change of Control Share Issuance” means the issuance by the Corporation, in a transaction or series of related transactions, of voting securities of the Corporation to any person or persons acting as a group as contemplated in Rule 13d-5(b) under the Exchange Act (or any successor provision) that immediately prior to such transaction or series of related transactions held 50% or less of the total voting power of the Corporation (assuming Series A Common Stock and Series B Common Stock each have one vote per share), such that, immediately following such transaction or series of related transactions, such person or group of persons would hold more than 50% of the total voting power of the Corporation (assuming Series A Common Stock and Series B Common Stock each have one vote per share).

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“Change of Control Transaction” means (i) the sale, lease, exclusive license, exchange, or other disposition (other than liens and encumbrances created in the ordinary course of business, including liens or encumbrances to secure indebtedness for borrowed money that are approved by the Board, so long as no foreclosure occurs in respect of any such lien or encumbrance) of all or substantially all of the Corporation’s property and assets (which shall for such purpose include the property and assets of any direct or indirect subsidiary of the Corporation), provided that any sale, lease, exclusive license, exchange or other disposition of property or assets exclusively between or among the Corporation and any direct or indirect subsidiary or subsidiaries of the Corporation shall not be deemed a “Change of Control Transaction”; (ii) the merger, consolidation, business combination, or other similar transaction of the Corporation with any other entity, other than a merger, consolidation, business combination, or other similar transaction that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than 50% of the total voting power represented by the voting securities of the Corporation, surviving entity or its parent (as applicable) and more than 50% of the total number of outstanding shares of the Corporation’s, surviving entity’s or its parent’s (as applicable) capital stock, in each case as outstanding immediately after such merger, consolidation, business combination, or other similar transaction, and the stockholders of the Corporation immediately prior to the merger, consolidation, business combination, or other similar transaction own voting securities of the Corporation, the surviving entity or its parent (as applicable) immediately following the merger, consolidation, business combination, or other similar transaction in substantially the same proportions (vis-à-vis each other) as such stockholders owned the voting securities of the Corporation immediately prior to the transaction; (iii) a recapitalization, liquidation, dissolution, or other similar transaction involving the Corporation, other than a recapitalization, liquidation, dissolution, or other similar transaction that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) more than 50% of the total voting power represented by the voting securities of the Corporation, surviving entity or its parent (as applicable) and more than 50% of the total number of outstanding shares of the Corporation’s, surviving entity’s or parent’s (as applicable) capital stock, in each case as outstanding immediately after such recapitalization, liquidation, dissolution or other similar transaction, and the stockholders of the Corporation immediately prior to the recapitalization, liquidation, dissolution or other similar transaction own voting securities of the Corporation, the surviving entity or its parent immediately following the recapitalization, liquidation, dissolution or other similar transaction in substantially the same proportions (vis-à-vis each other) as such stockholders owned the voting securities of the Corporation immediately prior to the transaction; (iv) any Change of Control Share Issuance; and (v) any transfer, domestication, continuance, conversion or other similar transaction of the Corporation other than a transfer, domestication, continuance, conversion or other similar transaction that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the transferred, domesticated, continued or converted entity or its parent) more than 50% of the total voting power represented by the voting securities of the Corporation, the transferred, domesticated, continued or converted entity or its parent (as applicable) and more than 50% of the total number of outstanding shares of the Corporation’s, the transferred, domesticated, continued or converted entity’s or it parent’s (as applicable) capital stock, in each case as outstanding immediately after such transfer, domestication, continuance, conversion or other similar transaction, and the stockholders of the Corporation immediately prior to the transfer, domestication, continuance, conversion or other similar transaction own voting securities of the Corporation, the transferred, domesticated, continued or converted entity of its parent (as applicable) immediately following the transfer, domestication, continuance, conversion or other similar transaction in substantially the same proportions (vis-à-vis each other) as such stockholders owned the voting securities of the Corporation immediately prior to the transaction.

“Disinterested Directors” means the Directors who have been determined by the Board to be disinterested with respect to a particular Transfer or Change of Control Transaction, as applicable.

“Distribution” means (i) any dividend of cash, property or shares of the Corporation’s capital stock payable to holders of shares of the Corporation’s capital stock; and (ii) any distribution to holders of shares of the Corporation’s capital stock following or in connection with any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary.

“Effective Time” means the time of the completion of the transactions contemplated by that certain Business Combination Agreement, by and among Cartesian Growth Corporation III, a Cayman Islands exempted company, Fenway MS, Inc., a Delaware corporation, and Factorial Inc., a Delaware corporation, dated as of December 17, 2025.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Founder” means each of Siyu Huang and Alex Yu].

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“Incapacity” means that such Series B Stockholder is incapable of managing such holder’s financial affairs under the criteria set forth in the applicable probate code and such incapacity has lasted or can be expected to last for a continuous period of not less than 12 months or is suffering from a condition that can be expected to result in death, in each case, as determined by a licensed medical practitioner jointly selected by a majority of the Disinterested Directors and such Founder or such Founder’s legal representative. In the event of a dispute regarding whether a Series B Stockholder has suffered an Incapacity, no Incapacity of such holder will be deemed to have occurred unless and until an affirmative ruling regarding such Incapacity has been made by a court of competent jurisdiction.

“Rights” means any option, warrant, restricted stock unit, conversion right or contractual right of any kind to acquire shares of the Corporation’s authorized but unissued capital stock.

“Securities Exchange” means, at any time, the registered national securities exchange on which the Corporation’s equity securities are then principally listed or traded, which shall be the New York Stock Exchange or Nasdaq Stock Market (or similar national quotation system of the Nasdaq Stock Market) (“Nasdaq”) or any successor exchange of either the New York Stock Exchange or Nasdaq.

“Series B Stockholder” means (i) the registered holder of a share of Series B Common Stock issued at or prior to the Effective Time, (ii) the registered holder of any shares of Series B Common Stock that are originally issued by the Corporation after the Effective Time and (iii) any registered holder of a share of Series B Common Stock described in clause (i) or (ii) who acquires such share of Series B Common Stock as a Permitted Transferee.

“Trading Day” means any day on which the Securities Exchange is open for trading.

“Threshold Shares” means, with respect to any person as of any time, the sum of (without duplication): (a) any shares of capital stock of the Corporation, including Series A Common Stock and Series B Common Stock, held by such person as of such time; and (b) any shares of capital stock of the Corporation, including Series A Common Stock and Series B Common Stock, underlying any securities (including restricted stock units, options or other convertible instruments) held by such person as of such time, whether such securities are vested or unvested, earned or unearned, or convertible into or exchangeable or exercisable for such shares of capital stock, as of such time or in the future.

“Transfer” of a share of Series B Common Stock shall mean, directly or indirectly, any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. A “Transfer” shall also include, without limitation, (i) a transfer of a share of Series B Common Stock to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership) or (ii) the transfer of, or entering into a binding agreement with respect to, Voting Control over a share of Series B Common Stock by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer”: (a) granting a revocable proxy to officers or Directors of the Corporation at the request of the Board in connection with actions to be taken at an annual or special meeting of stockholders or by written consent in lieu of a meeting; (b) pledging shares of Series B Common Stock by a Series B Stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as the Series B Stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares of Series B Common Stock or other similar action by the pledgee shall constitute a “Transfer”; (c) the fact that, as of the Effective Time or at any time after the Effective Time, the spouse of any Series B Stockholder possesses or obtains an interest in such holder’s shares of Series B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Series B Common Stock (and provided that any transfer of shares by any holder of shares of Series B Common Stock to such holder’s spouse, including a transfer in connection with a divorce proceeding, domestic relations order or similar legal requirement, shall constitute a “Transfer” of such shares of Series B Common Stock unless otherwise exempt from the definition of Transfer); (d) entering into a trading plan pursuant to Rule 10b5-1 under the Exchange Act with a broker or other nominee; provided, however, that a sale of such shares of Series B Common Stock pursuant to such plan shall constitute a “Transfer” at the time of such sale; (e) granting a proxy by a Series B Stockholder or a Series B Stockholder’s Permitted Transferees to a person designated by the Board to exercise Voting Control of shares of Series B Common Stock owned directly or indirectly, beneficially and of record, by such Series B Stockholder or such Series B Stockholder’s Permitted Transferees, or over which such Series B Stockholder has Voting Control pursuant to a proxy or voting agreements then in place, effective either (x) on the death of such Series B Stockholder or (y) during any Incapacity of such Series B Stockholder, including the exercise of such proxy by the person designated by the Board; (f) entering into a (I) support, voting, tender or similar agreement, or arrangement (with or without granting a proxy) or (II) a “rollover” or similar agreement or arrangement that, in each case, is approved by a majority of the Disinterested Directors then in office (or a committee of the Board comprised of Disinterested Directors) and is in connection with a Change of Control Transaction; provided, however, that such Change of Control Transaction was approved by a majority of the Disinterested Directors then in office (or a committee of the Board comprised of Disinterested Directors) or (g) any grant of a proxy to, or entering into a voting agreement or similar arrangement with, any other Founder or Affiliate of such Founder.

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“Voting Control” with respect to a share of Series B Common Stock means the exclusive power (whether directly or indirectly) to vote or direct the voting of such share of Series B Common Stock by proxy, voting agreement, or otherwise; provided, however, that the following shall not be considered a loss or other diminishment of “Voting Control”: (a) granting a revocable proxy to officers or Directors of the Corporation at the request of the Board in connection with actions to be taken at an annual or special meeting of stockholders or by written consent in lieu of a meeting; (b) pledging shares of Series B Common Stock by a holder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as the holder continues to exercise voting control over such pledged shares; provided, however, that a foreclosure on such shares of Series B Common Stock or other similar action by the pledgee shall constitute a loss of “Voting Control”; (c) the fact that, as of the Effective Time or at any time after the Effective Time, the spouse of any holder possesses or obtains an interest in such holder’s shares of Series B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a loss of “Voting Control” of such shares of Series B Common Stock (and provided that any transfer of voting control over shares held by any holder of shares of Series B Common Stock to such holder’s spouse, including a transfer of voting control in connection with a divorce proceeding, domestic relations order or similar legal requirement, shall constitute a loss of “Voting Control” of such shares of Series B Common Stock unless otherwise provided herein); (d) entering into a trading plan pursuant to Rule 10b5-1 under the Exchange Act with a broker or other nominee; provided, however, that a sale of such shares of Series B Common Stock pursuant to such plan shall constitute a loss of “Voting Control” at the time of such sale; (e) granting a proxy by a Series B Stockholder or a Series B Stockholder’s Permitted Transferees to a person designated by the Board to exercise Voting Control of shares of Series B Common Stock owned directly or indirectly, beneficially and of record, by such Series B Stockholder or such Series B Stockholder’s Permitted Transferees, or over which such Series B Stockholder has Voting Control pursuant to a proxy or voting agreements then in place, effective either (I) on the death of such Series B Stockholder or (II) during any Incapacity of such Series B Stockholder, including the exercise of such proxy by the person designated by the Board; (f) entering into a (I) support, voting, tender or similar agreement, or arrangement (with or without granting a proxy) or (II) a “rollover” or similar agreement or arrangement that, in each case, is approved by a majority of the Disinterested Directors then in office (or a committee of the Board comprised of Disinterested Directors) and is in connection with a Change of Control Transaction; provided, however, that such Change of Control Transaction was approved by a majority of the Disinterested Directors then in office (or a committee of the Board comprised of Disinterested Directors); or (g) any grant of a proxy to, or entering into a voting agreement or similar arrangement with, any Founder or Affiliate of such Founder.

“Voting Threshold Date” means the first date on which the outstanding shares of Series B Common Stock represent less than a majority of the total voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors.

ARTICLE VI

A. STOCKHOLDER ACTION

1. Action without Meeting. Subject to the rights, if any, of the holders of shares of Preferred Stock, from and after the Voting Threshold Date, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a consent of stockholders in lieu thereof. Subject to the rights of the holders of any shares of Preferred Stock, before the Voting Threshold Date, any action required or permitted to be taken by the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote if: (x) the action is first recommended or approved by the Board and (y) a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of the Corporation’s stock entitled to vote thereon were present and voted.

2. Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of shares of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board, and special meetings of stockholders may not be called by any other person or persons. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

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ARTICLE VII

A. DIRECTORS

1. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board except as otherwise provided herein or required by law.

2. Number of Directors; Term of Office. Except as otherwise provided for or fixed pursuant to the provisions of Article IV (including any certificate of designation with respect to any series of Preferred Stock) and this Article VII relating to the rights of the holders of any series of Preferred Stock to elect additional Directors, the number of Directors of the Corporation (the “Directors”) shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board. The Directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes. The term of office of the initial Class I Directors shall expire at the first regularly scheduled annual meeting of stockholders following the Effective Time. The term of office of the initial Class II Directors shall expire at the second annual meeting of stockholders following the Effective Time. The term of office of the initial Class III Directors shall expire at the third annual meeting of stockholders following the Effective Time. The Board is authorized to assign members of the Board already in office to such classes at the time the classification of the Board becomes effective. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death, disqualification or removal. No decrease in the number of Directors shall shorten the term of any incumbent Director. There shall be no cumulative voting in the election of Directors. Election of Directors need not be by written ballot unless the Bylaws of the Corporation so provide.

Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Certificate of Incorporation, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect additional Directors, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation including any certificate of designation applicable to such series of Preferred Stock. During any period when the holders of any series of Preferred Stock, voting separately as a series or together with one or more series, have the right to elect additional Directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of Directors of the Corporation shall automatically be increased by such specified number of Directors, and the holders of such Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions, and (ii) each such additional Director shall serve until such Director’s successor shall have been duly elected and qualified, or until such Director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Notwithstanding any other provision of this Certificate of Incorporation, except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate (in which case each such Director shall thereupon cease to be qualified as, and shall cease to be, a Director) and the total authorized number of Directors of the Corporation shall automatically be reduced accordingly.

3. Vacancies and Newly Created Directorships. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors and to fill vacancies in the Board relating thereto, any and all vacancies and newly created directorships in the Board, however occurring, including, without limitation, by reason of an increase in the size of the Board, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board, or by a sole remaining Director, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, disqualification, death or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board shall, subject to Article VII, Section 2 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned. In the event of a vacancy in the Board, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board until the vacancy is filled.

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4. Removal. Subject to the rights, if any, of any series of Preferred Stock to elect Directors and to remove any Director whom the holders of any such series have the right to elect, any Director (including persons elected by Directors to fill vacancies on the Board) may be removed from office (i) only for cause and (ii) only by the affirmative vote of the holders of not less than 2/3 of the voting power of the outstanding shares of capital stock then entitled to vote at an election of Directors. At least 45 days prior to any annual or special meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.

ARTICLE VIII

A. LIMITATION OF LIABILITY

1. Directors. To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended from time to time, a Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a Director, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

2. Officers. To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended from time to time, an Officer (as defined below) of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as an officer of the Corporation, except for liability (a) for any breach of the Officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the Officer derived an improper personal benefit, or (d) arising from any claim brought by or in the right of the Corporation. If the DGCL is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Officers, then the liability of an Officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. For purposes of this Article VIII, “Officer” shall mean an individual who has been duly appointed as an officer of the Corporation and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service by the delivery of process to the registered agent of the Corporation as contemplated by 10 Del. C. § 3114(b).

3. Amendment or Modification. Any amendment, repeal or modification of this Article VIII or any amendment to the DGCL shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a Director or Officer, as applicable, at the time of such amendment, repeal or modification.

ARTICLE IX

A. AMENDMENT OF BYLAWS

1. Amendment by Directors. Except as otherwise provided by law, the Bylaws of the Corporation may be adopted, amended or repealed by the Board by the affirmative vote of a majority of the Directors then in office.

2. Amendment by Stockholders. Except as otherwise provided therein, the Bylaws of the Corporation may be amended or repealed by the stockholders by the affirmative vote of the holders of at least 2/3 of the voting power of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board recommends that stockholders approve such amendment or repeal, such amendment or repeal shall only require the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class.

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ARTICLE X

A. AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal this Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. For the avoidance of doubt, the provisions of Sections 242(d)(1) and (d)(2) of the DGCL shall apply to the Corporation.

[Signature Page Follows]

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THIS CERTIFICATE OF INCORPORATION is executed this [ ] day of [       ], 202[ ].

FACTORIAL ENERGY INC.

By:
Name:
Title:

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Annex B

CGC Bylaws

[see attached.]

BYLAWS

OF

FACTORIAL ENERGY INC.

(the “Corporation”)

Article I

Stockholders

Section 1.           Annual Meeting. The annual meeting of stockholders (any such meeting being referred to in these Bylaws as an “Annual Meeting”) shall be held at the hour, date and place within or without the United States that is fixed by or in the manner determined by the Board of Directors and stated in the notice of the meeting, which time, date and place may subsequently be changed at any time, before or after the notice for such meeting has been sent to the stockholders, by vote of the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office. If no Annual Meeting has been held for a period of thirteen (13) months after the Corporation’s last Annual Meeting, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these Bylaws or otherwise, all the force and effect of an Annual Meeting. Any and all references hereafter in these Bylaws to an Annual Meeting or Annual Meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.

Section 2.           Notice of Stockholder Business and Nominations.

(a)              Annual Meetings of Stockholders.

(1)              Nominations of persons for election to the Board of Directors of the Corporation (the “Board of Directors”) and the proposal of other business to be considered by the stockholders may be brought before an Annual Meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice of the Annual Meeting provided for in this Bylaw, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in this Bylaw as to such nomination or business. For the avoidance of doubt, the foregoing clause (ii) shall be the exclusive means for a stockholder to bring nominations or business properly before an Annual Meeting (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and such stockholder must comply with the notice and other procedures set forth in Article I, Sections 2(a)(2), (3) and (4) of this Bylaw to bring such nominations or business properly before an Annual Meeting. In addition to the other requirements set forth in this Bylaw, for any proposal of business to be considered at an Annual Meeting, it must be a proper subject for action by stockholders of the Corporation under Delaware law.

(2)              For nominations or other business to be properly brought before an Annual Meeting by a stockholder pursuant to clause (ii) of Article I, Section 2(a)(1) of this Bylaw, the stockholder must (i) have given Timely Notice (as defined below) thereof in writing to the Secretary of the Corporation, (ii) have provided any updates or supplements to such notice at the times and in the forms required by this Bylaw and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by this Bylaw. To be timely, a stockholder’s written notice must be received by the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m. Eastern time on the ninetieth (90th) day nor earlier than 5:00 p.m. Eastern Time on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s Annual Meeting; provided, however, that in the event the Annual Meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no Annual Meeting was held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the Corporation not later than 5:00 p.m. Eastern time on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Such stockholder’s Timely Notice shall set forth or include:

(A)             as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the Corporation that are held of record or are beneficially owned by the nominee or its Affiliates or Associates (each as defined below) and any Synthetic Equity Interest (as defined below) held or beneficially owned by the nominee or its Affiliates or Associates, (iv) a description of all agreements, arrangements or understandings between or among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder or concerning the nominee’s potential service on the Board of Directors, (v) a questionnaire with respect to the background and qualifications of the nominee completed by the nominee in the form provided by the Corporation (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five (5) business days of such written request), (vi) a representation and agreement in the form provided by the Corporation (which form shall be provided by the Secretary upon written request of any stockholder of record identified by name within five (5) business days of such written request) that: (a) such proposed nominee is not and will not become party to any agreement, arrangement or understanding with any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in the questionnaire described in clause (v) herein; (b) such proposed nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation in the questionnaire described in clause (v) herein; (c) such proposed nominee would, if elected as a director, comply with all applicable rules and regulations of the exchanges upon which shares of the Corporation’s capital stock trade, each of the Corporation’s corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and guidelines applicable generally to the Corporation’s directors and, if elected as a director of the Corporation, such person currently would be in compliance with any such policies and guidelines that have been publicly disclosed; (d) such proposed nominee intends to serve as a director for the full term for which he or she is to stand for election; and (e) such proposed nominee will promptly provide to the Corporation such other information as it may reasonably request to determine the eligibility of such proposed nominee to serve on any committee or sub-committee of the Board of Directors under any applicable stock exchange listing requirements or applicable law, or that the Board of Directors reasonably determines could be material to a reasonable stockholder’s understanding of the background, qualifications, experience, independence, or lack thereof, of such proposed nominee; and (vii) any other information relating to such proposed nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(B)             as to any other business that the stockholder proposes to bring before the meeting: a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text, if any, of any resolutions or Bylaw amendment proposed for adoption, and any material interest in such business of each Proposing Person (as defined below);

(C)             (i) the name and address of the stockholder giving the notice, as they appear on the Corporation’s books, and the names and addresses of the other Proposing Persons (if any) and (ii) as to each Proposing Person, the following information: (a) the class or series and number of all shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its Affiliates or Associates, including any shares of any class or series of capital stock of the Corporation as to which such Proposing Person or any of its Affiliates or Associates has a right to acquire beneficial ownership at any time in the future (whether or not such right is exercisable immediately or only after the passage of time or upon the satisfaction of any conditions or both) pursuant to any agreement, arrangement or understanding (whether or not in writing), (b) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its Affiliates or Associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including, without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (1) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person or any of its Affiliates or Associates and (2) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person or any of its Affiliates or Associates has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation, (d) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such Proposing Person or any of its Affiliates or Associates that are separated or separable from the underlying shares of the Corporation, (e) if such Proposing Person is not a natural person, the identity of the natural person or persons responsible for making voting and investment decisions (including director nominations and any other business that the stockholder proposes to bring before a meeting) on behalf of the Proposing Person (irrespective of whether such person or persons have “beneficial ownership” for purposes of Rule 13d-3 of the Exchange Act of any securities owned of record or beneficially by the Proposing Person) (such person or persons, the “Responsible Person”), (f) any pending or threatened litigation in which such Proposing Person or any of its Affiliates or Associates or any Responsible Person is a party involving the Corporation or any of its officers or directors, or any Affiliate of the Corporation, and (g) any other information relating to such Proposing Person or any of its Affiliates or Associates that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (a) through (g) are referred to, collectively, as “Material Ownership Interests”); provided, however, that the Material Ownership Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder of record directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;

(D)             (i) a description of all agreements, arrangements or understandings to which any Proposing Person or any of its Affiliates or Associates is a party (whether the counterparty or counterparties are a Proposing Person or any Affiliate or Associate thereof, on the one hand, or one or more other third parties, on the other hand, (including any proposed nominee(s)) (a) pertaining to the nomination(s) or other business proposed to be brought before the meeting of stockholders or (b) entered into for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Corporation (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding) and (ii) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to be providing financial support or meaningful assistance in furtherance of the nomination(s) or other business proposed to be brought before the meeting of stockholders and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and

(E)             a statement (i) that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting, a representation that such stockholder intends to appear in person or by proxy at the meeting to propose such business or nominees and an acknowledgement that, if such stockholder (or a qualified representative of such stockholder) does not appear to present such business or proposed nominees, as applicable, at such meeting, the Corporation need not present such business or proposed nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation, (ii) whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, (a) will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least 67 percent of the voting power of all of the shares of capital stock of the Corporation entitled to vote on the election of directors or (b) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination, as applicable, (iii) providing a representation as to whether or not such Proposing Person intends to solicit proxies in support of director nominees other than the Corporation’s director nominees in accordance with Rule 14a-19 promulgated under the Exchange Act and (iv) that the stockholder will provide any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (such statement, the “Solicitation Statement”).

For purposes of this Article I, the term “Proposing Person” shall mean the following persons: (i) the stockholder of record providing the notice of nominations or business proposed to be brought before a stockholders’ meeting and (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before a stockholders’ meeting is made. For purposes of this Section 2, each of the terms “Affiliates” and “Associates” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act. For purposes of this Section 2, the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” or securities lending agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the Corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit, or share in any profit, or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the Corporation, (b) mitigate loss to, reduce the economic risk of, or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of capital stock of the Corporation, or (c) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the Corporation.

(3)              A stockholder providing Timely Notice of nominations or business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to this Bylaw shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such Annual Meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m. Eastern time on the fifth (5th) business day after the record date for the Annual Meeting (in the case of the update and supplement required to be made as of the record date), and not later than 5:00 p.m. Eastern time on the eighth (8th) business day prior to the date of the Annual Meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting). For the avoidance of doubt, the obligation to update as set forth in this Section 2(a)(3) shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder, or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or nomination or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders. Notwithstanding the foregoing, if a Proposing Person no longer plans to solicit proxies in accordance with its representation pursuant to Article I, Section 2(a)(2)(E), such Proposing Person shall inform the Corporation of this change by delivering a written notice to the Secretary at the principal executive offices of the Corporation no later than two (2) business days after making the determination not to proceed with a solicitation of proxies. A Proposing Person shall also update its notice so that the information required by Article I, Section 2(a)(2)(C) is current through the date of the meeting or any adjournment, postponement or rescheduling thereof, and such update shall be delivered in writing to the secretary at the principal executive offices of the Corporation no later than two (2) business days after the occurrence of any material change to the information previously disclosed pursuant to Article I, Section 2(a)(2)(C).

(4)              Notwithstanding anything in the second sentence of Article I, Section 2(a)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with the second sentence of Article I, Section 2(a)(2), a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Corporation not later than 5:00 p.m. Eastern time on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b)              General.

(1)              Only such persons who are nominated in accordance with the provisions of this Bylaw shall be eligible for election and to serve as directors, and only such business shall be conducted at an Annual Meeting as shall have been brought before the meeting in accordance with the provisions of this Bylaw or in accordance with Rule 14a-8 under the Exchange Act. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of this Bylaw. If neither the Board of Directors nor such designated committee makes a determination as to whether any stockholder proposal or nomination was made in accordance with the provisions of this Bylaw, the chair of the meeting (as defined in Section 9 of this Article I) shall have the power and duty to determine whether the stockholder proposal or nomination was made in accordance with the provisions of this Bylaw. If the Board of Directors or a designated committee thereof or the chair of the meeting, as applicable, determines that any stockholder proposal or nomination was not made in accordance with the provisions of this Bylaw, such proposal or nomination shall be disregarded and shall not be presented for action at the Annual Meeting.

(2)              Except as otherwise required by law, nothing in this Article I, Section 2 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director or any other matter of business submitted by a stockholder.

(3)              Notwithstanding the foregoing provisions of this Article I, Section 2, if the nominating or proposing stockholder (or a qualified representative of the stockholder) does not appear at the Annual Meeting to present a nomination or any business, such nomination or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Article I, Section 2, to be considered a qualified representative of the proposing stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the chair of the meeting at the meeting of stockholders.

(4)              For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (“SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(5)              Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, including, but not limited to, Rule 14a-19 of the Exchange Act, with respect to the matters set forth in this Bylaw. If a stockholder fails to comply with any applicable requirements of the Exchange Act, including, but not limited to, Rule 14a-19 promulgated thereunder, such stockholder’s proposed nomination or proposed business shall be deemed to have not been made in compliance with this Bylaw and shall be disregarded.

(6)              Further notwithstanding the foregoing provisions of this Bylaw, unless otherwise required by law, (i) no Proposing Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Proposing Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder with timely notice and (ii) if any Proposing Person (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder with timely notice and (C) no other Proposing Person has provided notice pursuant to, and in compliance with, Rule 14a-19 under the Exchange Act that it intends to solicit proxies in support of the election of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act, then such proposed nominee shall be disqualified from nomination, the Corporation shall disregard the nomination of such proposed nominee and no vote on the election of such proposed nominee shall occur. Upon request by the Corporation, if any Proposing Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Proposing Person shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(7)              The number of nominees a stockholder may nominate for election at the Annual Meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the Annual Meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such Annual Meeting. A stockholder may not designate any substitute nominees unless the stockholder provides timely notice of such substitute nominee(s) in accordance with these Bylaws (and such notice contains all of the information, representations, questionnaires and certifications with respect to such substitute nominee(s) that are required by the Bylaws with respect to nominees for director).

Section 3.           Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by or at the direction of the Board of Directors. The Board of Directors may postpone or reschedule any previously scheduled special meeting of stockholders. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation. Nominations of persons for election to the Board of Directors and stockholder proposals of other business shall not be brought before a special meeting of stockholders to be considered by the stockholders unless such special meeting is held in lieu of an annual meeting of stockholders in accordance with Article I, Section 1 of these Bylaws, in which case such special meeting in lieu thereof shall be deemed an Annual Meeting for purposes of these Bylaws and the provisions of Article I, Section 2 of these Bylaws shall govern such special meeting.

Section 4.           Notice of Meetings; Adjournments.

(a)              A notice of each Annual Meeting stating the hour, date and place, if any, of such Annual Meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given not less than ten (10) days nor more than sixty (60) days before the Annual Meeting, to each stockholder entitled to vote thereat by delivering such notice to such stockholder or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation’s stock transfer books. Without limiting the manner by which notice may otherwise be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

(b)              Notice of all special meetings of stockholders shall be given in the same manner as provided for Annual Meetings, except that the notice of all special meetings shall also state the purpose or purposes for which the meeting has been called.

(c)              Notice of an Annual Meeting or special meeting of stockholders need not be given to a stockholder if a waiver of notice is executed, or waiver of notice by electronic transmission is provided, before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance is for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

(d)              The Board of Directors may postpone and reschedule or cancel any previously scheduled Annual Meeting or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 2 of this Article I or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder’s notice under this Article I.

(e)              When any meeting is convened, the chair of the meeting or the stockholders present or represented by proxy at such meeting may adjourn the meeting from time to time for any reason, regardless of whether a quorum is present, to reconvene at any other time and at any place at which a meeting of stockholders may be held under these Bylaws. When any Annual Meeting or special meeting of stockholders is adjourned to another hour, date or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with this Section 4; provided, however, that if the adjournment is for more than thirty (30) days from the meeting date, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Certificate of Incorporation of the Corporation (as the same may hereafter be amended and/or restated, the “Certificate”) or these Bylaws, is entitled to such notice.

Section 5.           Quorum. Except as otherwise provided by law, the certificate of incorporation or these Bylaws, at each meeting of stockholders, the presence in person or by remote communication, if applicable, or represented by proxy, of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. If less than a quorum is present at a meeting, the chair of the meeting or the holders of voting stock, by the affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote thereon, may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as otherwise provided in Section 4 of this Article I. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 6.           Voting and Proxies.

(a)              The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Article IV, Section 4 of these Bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the stock ledger of the Corporation as of the record date, unless otherwise provided by law or by the Certificate. Stockholders may vote either (i) in person, (ii) by written proxy or (iii) by a transmission permitted by Section 212(c) of the DGCL. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission permitted by Section 212(c) of the DGCL may be substituted for or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Proxies shall be filed in accordance with the procedures established for the meeting of stockholders. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. In the event the Corporation receives proxies for disqualified or withdrawn nominees for the Board of Directors, such votes for such disqualified or withdrawn nominees in the proxies will be treated as abstentions.

(b)              Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 7.           Action at Meeting. When a quorum is present at any meeting of stockholders, any matter before any such meeting (other than an election of a director or directors) shall be decided by a majority of the votes properly cast for and against such matter, except where a larger vote is required by law, by the Certificate or by these Bylaws. Any election of directors by stockholders shall be determined by a plurality of the votes properly cast on the election of directors.

Section 8.           Stockholder Lists. The Corporation shall prepare, no later than the tenth (10th) day before each Annual Meeting or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date in the manner provided by law.

Section 9.           Conduct of Meeting. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with rules, regulations and procedures adopted by the Board of Directors, the chair of the meeting shall have the right to prescribe such rules, regulations and procedures and to do all such acts, as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present at the meeting; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) the determination of the circumstances in which any person may make a statement or ask questions and limitations on the time allotted to questions or comments; (f) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (g) the exclusion or removal of any stockholders or any other individual who refuses to comply with meeting rules, regulations, or procedures; (h) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (i) rules, regulations and procedures for compliance with any federal, state or local laws or regulations (including those concerning safety, health or security); (j) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (k) rules, regulations or procedures regarding the participation by means of remote communication of stockholders and proxy holders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The chair of the meeting shall be: (i) such person as the Board of Directors shall have designated to preside over all meetings of the stockholders; (ii) if the Board of Directors has not so designated such a chair of the meeting or if the chair of the meeting is unable to so preside or is absent, then the Chairperson of the Board, if one is elected; (iii) if the Board of Directors has not so designated a chair of the meeting and there is no Chairperson of the Board, or if the chair of the meeting or the Chairperson of the Board is unable to so preside or is absent, then the Chief Executive Officer, if one is elected; or (iv) in the absence or inability to serve of any of the aforementioned persons, the President of the Corporation. Unless and to the extent determined by the Board of Directors or the chair of the meeting, the chair of the meeting shall not be obligated to adopt or follow any technical, formal or parliamentary rules or principles of procedure. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chair of the meeting appoints.

Section 10.         Inspectors of Elections. The Corporation shall, in advance of any meeting of stockholders, appoint one or three inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the DGCL, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The chair of the meeting may review all determinations made by the inspectors, and in so doing the chair of the meeting shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the chair of the meeting, shall be subject to further review by any court of competent jurisdiction.

Article II

Directors

Section 1.           Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided by the Certificate or required by law.

Section 2.           Number and Terms. The number of directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors, provided the Board of Directors shall consist of at least one (1) member. The directors shall hold office in the manner provided in the Certificate.

Section 3.           Qualification. No director need be a stockholder of the Corporation.

Section 4.           Vacancies. Vacancies in the Board of Directors shall be filled in the manner provided in the Certificate.

Section 5.           Removal. Directors may be removed from office only in the manner provided in the Certificate or by applicable law.

Section 6.           Resignation. A director may resign at any time by electronic transmission or by giving written notice to the Chairperson of the Board, if one is elected, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.

Section 7.           Regular Meetings. Regular meetings of the Board of Directors may be held at such hour, date and place (if any) as the Board of Directors may from time to time determine and publicize by means of reasonable notice given to any director who is not present when such determination is made.

Section 8.           Special Meetings. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the directors, the Chairperson of the Board, if one is elected, or the President. The person calling any such special meeting of the Board of Directors may fix the hour, date and place (if any) thereof. Notice thereof shall be given to each director as provided in Section 9 of this Article II.

Section 9.           Notice of Meetings. Notice of the hour, date and place (if any) of all special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairperson of the Board, if one is elected, the President or such other officer designated by the Chairperson of the Board, if one is elected, or any one of the directors calling the meeting. Notice of any special meeting of the Board of Directors shall be given to each director in person, by telephone, or by facsimile, electronic mail or other form of electronic communication, sent to his or her business or home address, at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his or her business or home address, at least forty-eight (48) hours in advance of the meeting provided, however, that if the person or persons calling the meeting determine that it is otherwise necessary or advisable to hold the meeting sooner, then such person or persons may prescribe a shorter time period for notice to be given personally or by telephone, facsimile, electronic mail or other similar means of communication. Such notice shall be deemed to be delivered when hand-delivered to such address; read to such director by telephone; deposited in the mail so addressed, with postage thereon prepaid, if mailed; or dispatched or transmitted if sent by facsimile transmission or by electronic mail or other form of electronic communication. A written waiver of notice signed or electronically transmitted before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Certificate or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 10.         Quorum. At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice. Any business that might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present. For purposes of this Article II, the total number of directors includes any unfilled vacancies on the Board of Directors.

Section 11.         Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the affirmative vote of a majority of the directors present shall constitute action by the Board of Directors, unless otherwise required by law, by the Certificate or by these Bylaws.

Section 12.         Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission. After such action is taken, the writing or writings or electronic transmission or transmissions shall be filed with the records of the meetings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall be treated as a resolution of the Board of Directors for all purposes.

Section 13.         Manner of Participation. Directors may participate in meetings of the Board of Directors by means of video conference, conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these Bylaws.

Section 14.         Presiding Director. The Board of Directors shall designate a representative to preside over all meetings of the Board of Directors, provided that if the Board of Directors does not so designate such a presiding director or such designated presiding director is unable to so preside or is absent, then the Chairperson of the Board, if one is elected, shall preside over all meetings of the Board of Directors. If both the designated presiding director, if one is so designated, and the Chairperson of the Board, if one is elected, are unable to preside or are absent, the Board of Directors shall designate an alternate representative to preside over a meeting of the Board of Directors.

Section 15.         Committees. The Board of Directors may designate one or more committees, including, without limitation, a Compensation Committee, a Nominating & Corporate Governance Committee and an Audit Committee, and may delegate thereto some or all of its powers to such committee(s) except those which by law, by the Certificate or by these Bylaws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these Bylaws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings.

Section 16.         Compensation of Directors. Directors shall receive such compensation for their services as shall be determined by the Board of Directors, or a designated committee thereof, provided that directors who are serving the Corporation as employees shall not receive any salary or other compensation for their services as directors of the Corporation.

Section 17.         Emergency Bylaws. In the event of any emergency, disaster, catastrophe or other similar emergency condition of a type described in Section 110(a) of the DGCL (an “Emergency”), notwithstanding any different or conflicting provisions in the DGCL, the Certificate or these Bylaws, during such Emergency:

(a)              A meeting of the Board of Directors or a committee thereof may be called by any director, the Chairperson of the Board, the Chief Executive Officer, the President or the Secretary by such means as, in the judgment of the person calling the meeting, may be feasible at the time, and notice of any such meeting of the Board of Directors or any committee may be given, in the judgment of the person calling the meeting, only to such directors as it may be feasible to reach at the time and by such means as may be feasible at the time. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

(b)              The director or directors in attendance at a meeting called in accordance with Section 17(a) of this Article II shall constitute a quorum.

(c)              No officer, director or employee acting in accordance with this Section 17 shall be liable except for willful misconduct. No amendment, repeal or change to this Section 17 shall modify the prior sentence with regard to actions taken prior to the time of such amendment, repeal or change.

Section 18.         Observers. The Corporation may agree to appoint one or more observers to the Board of Directors (each, an “Observer”). The terms of appointment of any Observer shall be at the discretion of the Board of Directors including with respect to entitlement, scope, and timing of communications, participation, and attendance. In no case shall an Observer be entitled to vote at any meeting of the Board of Directors.

Article III

Officers

Section 1.           Enumeration. The officers of the Corporation shall consist of a President, a Treasurer, a Secretary and such other officers, including, without limitation, a Chairperson of the Board, a Chief Executive Officer and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine. Any number of offices may be held by the same person. The salaries and other compensation of the officers of the Corporation will be fixed by or in the manner designated by the Board of Directors or a committee thereof to which the Board of Directors has delegated such responsibility.

Section 2.           Election. The Board of Directors shall elect the President, the Treasurer and the Secretary. Other officers may be elected by the Board of Directors or by such officers delegated such authority by the Board of Directors.

Section 3.           Qualification. No officer need be a stockholder or a director.

Section 4.           Tenure. Except as otherwise provided by the Certificate or by these Bylaws, each of the officers of the Corporation shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

Section 5.           Resignation and Removal. Any officer may resign by delivering his or her written or electronically transmitted resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt, unless the resignation otherwise provides. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Except as otherwise provided by law or by resolution of the Board of Directors, the Board of Directors may remove any officer. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

Section 6.           Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

Section 7.           Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

Section 8.           President. The President shall, subject to the direction of the Board of Directors, have such powers and shall perform such duties as the Board of Directors may from time to time designate.

Section 9.           Chairperson of the Board. The Chairperson of the Board, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

Section 10.         Chief Executive Officer. The Chief Executive Officer, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

Section 11.         Vice Presidents and Assistant Vice Presidents. Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

Section 12.         Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors or the Chief Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities and valuable documents of the Corporation. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

Section 13.         Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board of Directors) in books kept for that purpose. In his or her absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have custody of the seal of the Corporation, and the Secretary or an Assistant Secretary shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or that of an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform his or her duties and responsibilities. Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

Section 14.         Other Powers and Duties. Subject to these Bylaws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.

Section 15.         Representation of Shares of Other Corporations. The Chairperson of the Board, the President, any Vice President, the Treasurer, the Secretary or Assistant Secretary of this Corporation, or any other person authorized by the Board of Directors or the President or a Vice President, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all securities of any other entity or entities standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

Section 16.         Bonded Officers. The Board of Directors may require any officer to give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors upon such terms and conditions as the Board of Directors may specify, including, without limitation, a bond for the faithful performance of his or her duties and for the restoration to the Corporation of all property in his or her possession or under his or her control belonging to the Corporation.

Article IV

Capital Stock

Section 1.           Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by any two authorized officers of the Corporation. The Corporation seal and the signatures by the Corporation’s officers, the transfer agent or the registrar may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law. Notwithstanding anything to the contrary provided in these Bylaws, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares (except that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation), and by the approval and adoption of these Bylaws, the Board of Directors has determined that all classes or series of the Corporation’s stock may be uncertificated, whether upon original issuance, re-issuance or subsequent transfer.

Section 2.           Transfers. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock that are represented by a certificate may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Shares of stock that are not represented by a certificate may be transferred on the books of the Corporation by submitting to the Corporation or its transfer agent such evidence of transfer and following such other procedures as the Corporation or its transfer agent may require.

Section 3.           Stock Transfer Agreements. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 4.           Record Holders. Except as may otherwise be required by law, by the Certificate or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

Section 5.           Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and (b) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at 5:00 p.m. Eastern time on the day next preceding the day on which notice is given, or, if notice is waived, at 5:00 p.m. Eastern time on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be 5:00 p.m. Eastern time on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.           Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock of the Corporation, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

Section 7.           Lock-Up.

(a)              Subject to Section 7(b) of this Article IV, the holders (the “Lock-up Holders”) of common stock of the Corporation, par value of $0.00001 per share (“Common Stock”), including (1) the shares of Common Stock designated as Series A Common Stock (“Series A Common Stock”) and Series B Common Stock, issued (i) as consideration pursuant to the merger of Factorial Inc., a Delaware corporation (“Factorial”), with and into Fenway MS, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Corporation (“Merger Sub”) (the “Factorial Transaction”), pursuant to that certain Business Combination Agreement, dated as of December 17, 2025 (as amended, the “Business Combination Agreement”), by and among Factorial, the Corporation, and Merger Sub, or (ii) upon the settlement or exercise of warrants, stock options, restricted stock units or other equity awards assumed, continued or substituted by the Corporation pursuant to the Business Combination Agreement (such awards, the “Equity Awards” and such shares, the “Factorial Equity Award Shares”) and (2) the Sponsor Shares, shall not, without the prior written consent of the Board of Directors, Transfer any Lock-up Shares until the end of the Lock-up Period (the “Lock-up”).

(b)              The restrictions set forth in Section 7(a) of this Article IV shall not apply to:

(1)              a Transfer to the Corporation’s officers or directors, any affiliate or family members of the Corporation’s officers or directors, any members or partners of such Lock-up Holder or their affiliates, any affiliates of such Lock-up Holder, or any employees of such affiliates;

(2)              in the case of an individual, a Transfer by gift to a member of the individual’s immediate family (as defined below), or to a trust, the beneficiary of which is the individual or a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization;

(3)              in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(4)              in the case of an individual, Transfers by operation of law or pursuant to a qualified domestic relations order;

(5)              in the case of an individual, Transfers to a partnership, limited liability company or other entity of which the undersigned and/or the immediate family (as defined below) of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(6)              in the case of an entity, Transfers to any direct or indirect partners, members or equity holders of such entity, or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates;

(7)              in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(8)              in the case of an entity, Transfers by virtue of the laws of the entity’s jurisdiction of formation or incorporation or the entity’s organizational documents upon dissolution of the entity;

(9)              Transfers to any other Lock-up Holders, any affiliates of such other Lock-up Holders or their Permitted Transferees or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates;

(10)           the exercise of Equity Awards, stock options or warrants to purchase shares of Common Stock or the vesting of stock awards of Common Stock (including Factorial Equity Award Shares) and any related transfer of shares to the Corporation in connection therewith (1) deemed to occur upon the “cashless” or “net” exercise of such options or warrants or (2) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, the vesting of such options, warrants or stock awards, or as a result of the vesting of such shares, it being understood that all shares received upon such exercise, vesting or transfer will remain subject to the restrictions set forth in Section 7(a) of this Article IV during the Lock-Up Period;

(11)           Transfers to the Corporation pursuant to any contractual arrangement in effect at the Closing (as such term is defined in the Business Combination Agreement) that provides for the repurchase by the Corporation or forfeiture of Equity Awards, Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock in connection with the termination of such Lock-up Holder’s service to the Corporation;

(12)           the entry, by the Lock-up Holder, at any time after the Closing (as such term is defined in the Business Combination Agreement), of any trading plan providing for the sale of shares held by the Lock-up Holder, which trading plan meets the requirements of Rule 10b5-l(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any shares during the Lock-Up Period; and

(13)           Transfers in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved by the Board of Directors or a duly authorized committee thereof or other similar transaction which results in all of the Corporation’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Closing Date (as such term is defined in the Business Combination Agreement).

provided, however, that in any such case, it shall be a condition to such Transfer that each Permitted Transferee execute and deliver to the Corporation an agreement in form and substance satisfactory to the Corporation stating that such Transferee will not engage in any activities restricted under this Section 7 (as if such transferee had been an original Lock-up Holder hereto).

For purposes of this Section 7(b) of Article IV, “immediate family” shall mean a spouse, domestic partner, child (including by adoption), father, mother, brother or sister of the undersigned, and lineal descendant (including by adoption) of the undersigned or of any of the foregoing persons; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

For the avoidance of doubt, each Lock-up Holder shall retain all of its rights as a stockholder of the Corporation with respect to the Lock-up Shares during the Lock-Up Period, including the right to vote any Lock-up Shares that are entitled to vote.

In furtherance of the foregoing, the Corporation, and any duly appointed transfer agent for the registration or transfer of the securities described therein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this restriction, and such purported Transfer shall be null and void ab initio. In addition, during the Lock-Up Period, each certificate or book-entry position evidencing the Lock-Up Shares shall be marked with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE ISSUER’S BYLAWS. A COPY OF SUCH BYLAWS WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(c)              Notwithstanding the other provisions set forth in this Section 7 of this Article IV, the Board of Directors may, in its sole discretion, determine to waive, amend, or repeal the Lock-up obligation set forth herein.

(d)              For purposes of this Section 7 of this Article IV:

(1)              the term “First Trading Price Condition” means that the VWAP of the Series A Common Stock for the period of 20 Trading Days ending on the Trading Day immediately prior to the date of determination equals or exceeds $12.00;

(2)              the term “Lock-up Period” means the period beginning on the Closing Date (as such term is defined in the Business Combination Agreement) and ending (i) with respect to 25% of the Lock-Up Shares (the “Six-Month Lock-Up Shares”), on the date one hundred and eighty (180) days after the Closing Date (as such term is defined in the Business Combination Agreement) (the “Six-Month Lock-Up Date”), (ii) with respect to 25% of the Lock-Up Shares (the “Nine-Month Lock-Up Shares”), on the date two hundred and seventy (270) days after the Closing Date (the “Nine-Month Lock-Up Date”) and (iii) with respect to 50% of the Lock-Up Shares (the “One Year Lock-Up Shares”), on the first anniversary of the Closing Date (the “One Year Lock-Up Date” and each of the Six-Month Lock-Up Date, the Nine-Month Lock-Up Date and the One Year Lock-Up Date, a “Lock-Up Termination Date”)); provided, however, that, on the date on which any Trading Price Condition is satisfied (an “Early Release Date”), the Lock-Up Period shall terminate with respect to one-third (1/3) of the Lock-Up Shares (“Early Release Lock-Up Shares”), with such Early Release Lock-Up Shares allocated first among the Lock-Up Shares with the earliest Lock-Up Termination Date that has not yet occurred and successively to each remaining tranche of Lock-Up Shares in chronological order. For example, if the First Trading Price Condition is satisfied prior to the Six-Month Lock-Up Date, then, on the related Early Release Date, the Lock-Up Period shall terminate with respect to all of the Six-Month Lock-Up Shares (1/4 of the aggregate Lock-Up Shares) and shall terminate with respect to one-third (1/3) of the Nine-Month Lock-Up Shares (1/12 of the aggregate Lock-Up Shares), but, if the First Trading Price Condition is satisfied after the Six-Month Lock-Up Date and prior to the Nine-Month Lock-Up Date, then, on the related Early Release Date, the Lock-Up Period shall terminate with respect to all of the Nine-Month Lock-Up Shares and shall terminate with respect to one-sixth (1/6) of the One Year Lock-Up Shares;

(3)              the term “Lock-up Shares” means the shares of Common Stock issued as consideration in the Factorial Transaction pursuant to the Business Combination Agreement, the Sponsor Shares, and the Factorial Equity Award Shares, except, with respect to each Lock-up Holder, 750 of the shares of Common Stock held by such Lock-Up Holder (or such lesser number as applicable); provided, that, for clarity, shares of Common Stock issued in connection with the Domestication (as defined in the Business Combination Agreement) (other than the Sponsor Shares) or the PIPE Financing (as defined in the Business Combination Agreement) shall not constitute Lock-up Shares; and provided further, that shares of Common Stock acquired upon the cash exercise of Equity Awards, stock options or warrants to purchase shares of Common Stock shall not constitute Lock-up Shares; and provided further, that shares of Common Stock acquired in the public market shall not constitute Lock-up Shares; and provided finally that shares of Common Stock acquired pursuant to a transaction exempt from registration under the Securities Act or pursuant to a subscription agreement where the issuance of Common Stock occurs on or after the closing of the Factorial Transaction shall not constitute Lock-up Shares;

(4)              the term “Permitted Transferees” means, prior to the expiration of the Lock-up Period, any person or entity to whom such Lock-up Holder is permitted to transfer such shares of Common Stock prior to the expiration of the Lock-up Period pursuant to Section 7(b) of this Article IV;

(5)              the term “Principal Market” means, as of any time of determination, the principal trading market, if any, in which the shares of Series A Common Stock then trade;

(6)              the term “Second Trading Price Condition” means that the VWAP of the Series A Common Stock for the period of 20 Trading Days ending on the Trading Day immediately prior to the date of determination equals or exceeds $14.00;

(7)              the term “Sponsor Shares” means 6,800,000 shares of Series A Common Stock issued in connection with the Domestication (as defined in the Business Combination Agreement) to CGC III Sponsor LLC, a Cayman Islands limited liability company;

(8)              the term “Third Trading Price Condition” means that the VWAP of the Series A Common Stock for the period of 20 Trading Days ending on the Trading Day immediately prior to the date of determination equals or exceeds $16.00;

(9)              the term “Trading Day” means any day on which the Series A Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Series A Common Stock, then on the principal securities exchange or securities market on which the Series A Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Series A Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Series A Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time);

(10)           the term “Trading Price Conditions” means each of the “First Trading Price Condition,” the “Second Trading Price Condition” and the “Third Trading Price Condition”;

(11)           the term “Transfer” means (A) sell, offer to sell, contract or agree to sell, assign, transfer (including by operation of law), hypothecate, pledge, distribute, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Lock-up Shares, (B) deposit any Lock-up Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with these Bylaws, (C) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-up Shares, whether any such transaction is to be settled by delivery of such Lock-up Shares, in cash or otherwise, or (D) publicly announce any intention to effect any transaction specified in clauses (A) through (C); and

(12)           the term “VWAP” means the dollar volume-weighted average price for the Series A Common Stock on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, L.P. (“Bloomberg”) through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of the Series A Common Stock in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for the Series A Common Stock by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for the Series A Common Stock as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

Article V

Indemnification

Section 1.           Definitions. For purposes of this Article V:

(a)              “Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation, (iii) as a Non-Officer Employee of the Corporation or (iv) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity which such person is or was serving at the request of the Corporation. For purposes of this Section 1(a), a Director, Officer or Non-Officer Employee of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the stockholders of the Corporation;

(b)              “Director” means any person who serves or has served the Corporation as a director on the Board of Directors of the Corporation;

(c)              “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

(d)              “Expenses” means all attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

(e)              “Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement;

(f)               “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

(g)              “Officer” means any person who serves or has served the Corporation as an officer of the Corporation appointed by the Board of Directors of the Corporation;

(h)              “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

(i)               “Subsidiary” means any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) fifty percent (50%) or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) fifty percent (50%) or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

Section 2.           Indemnification of Directors and Officers.

(a)              Subject to the operation of Section 4 of this Article V, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), and to the extent authorized in this Section 2.

(1)              Actions, Suits and Proceedings Other than By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses and Liabilities that are incurred or paid by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein (other than an action by or in the right of the Corporation), which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(2)              Actions, Suits and Proceedings By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein by or in the right of the Corporation, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made under this Section 2(a)(2) in respect of any claim, issue or matter as to which such Director or Officer shall have been finally adjudged by a court of competent jurisdiction to be liable to the Corporation, unless, and only to the extent that, the Court of Chancery of the State of Delaware or another court in which such Proceeding was brought shall determine upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such Director or Officer is fairly and reasonably entitled to indemnification for such Expenses that such court deems proper.

(3)              Survival of Rights. The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.

(4)              Actions by Directors or Officers. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding (including any parts of such Proceeding not initiated by such Director or Officer) was authorized in advance by the Board of Directors, unless such Proceeding was brought to enforce such Officer’s or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these Bylaws in accordance with the provisions set forth herein.

Section 3.           Indemnification of Non-Officer Employees. Subject to the operation of Section 4 of this Article V, each Non-Officer Employee may, in the discretion of the Board of Directors, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses and Liabilities that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized in advance by the Board of Directors.

Section 4.           Determination. Unless ordered by a court, no indemnification shall be provided pursuant to this Article V to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion or (d) by the stockholders of the Corporation.

Section 5.           Advancement of Expenses to Directors Prior to Final Disposition.

(a)              The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within thirty (30) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the Corporation shall advance all Expenses incurred by or on behalf of any Director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director only if such Proceeding (including any parts of such Proceeding not initiated by such Director) was (i) authorized by the Board of Directors or (ii) brought to enforce such Director’s rights to indemnification or advancement of Expenses under these Bylaws.

(b)              If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within thirty (30) days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article V shall not be a defense to an action brought by a Director for recovery of the unpaid amount of an advancement claim and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the Corporation.

(c)              In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.

Section 6.           Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

(a)              The Corporation may, at the discretion of the Board of Directors, advance any or all Expenses incurred by or on behalf of any Officer or any Non-Officer Employee in connection with any Proceeding in which such person is involved by reason of his or her Corporate Status as an Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer or Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such person to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

(b)              In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.

Section 7.           Contractual Nature of Rights.

(a)              The provisions of this Article V shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article V is in effect, in consideration of such person’s past or current and any future performance of services for the Corporation. Neither amendment, repeal or modification of any provision of this Article V nor the adoption of any provision of the Certificate inconsistent with this Article V shall eliminate or reduce any right conferred by this Article V in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification or adoption of an inconsistent provision (even in the case of a proceeding based on such a state of facts that is commenced after such time), and all rights to indemnification and advancement of Expenses granted herein or arising out of any act or omission shall vest at the time of the act or omission in question, regardless of when or if any proceeding with respect to such act or omission is commenced. The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Article V shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

(b)              If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within sixty (60) days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel or stockholders) to make a determination concerning the permissibility of such indemnification under this Article V shall not be a defense to an action brought by a Director or Officer for recovery of the unpaid amount of an indemnification claim and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.

(c)              In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

Section 8.           Non-Exclusivity of Rights. The rights to indemnification and to advancement of Expenses set forth in this Article V shall not be exclusive of any other right that any Director, Officer or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

Section 9.           Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article V.

Section 10.         Other Indemnification. The Corporation’s obligation, if any, to indemnify or provide advancement of Expenses to any person under this Article V as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise (the “Primary Indemnitor”). Any indemnification or advancement of Expenses under this Article V owed by the Corporation as a result of a person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall only be in excess of, and shall be secondary to, the indemnification or advancement of Expenses available from the applicable Primary Indemnitor(s) and any applicable insurance policies.

Section 11.         Savings Clause. If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each indemnitee as to any expenses (including, without limitation, attorneys’ fees), liabilities, losses, judgments, fines (including, without limitation, excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974, as amended) and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the fullest extent permitted by applicable law.

Article VI

Miscellaneous Provisions

Section 1.           Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 2.           Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

Section 3.           Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chairperson of the Board, if one is elected, the President, the Chief Executive Officer or the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors or an executive committee of the Board of Directors may authorize or determine.

Section 4.           Voting of Securities. Unless the Board of Directors otherwise provides, the Chairperson of the Board, if one is elected, the President or the Treasurer may waive notice of, and act on behalf of the Corporation, or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or stockholders of any other corporation or organization, any of whose securities are held by the Corporation.

Section 5.           Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

Section 6.           Corporate Records. The original or attested copies of the Certificate, Bylaws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Delaware and shall be kept at the principal office of the Corporation, at an office of its counsel, at an office of its transfer agent or in such manner as may be permitted by law.

Section 7.           Certificate. All references in these Bylaws to the Certificate shall be deemed to refer to the Certificate, as amended and/or restated and in effect from time to time.

Section 8.           Exclusive Jurisdiction of Delaware Courts or the United States Federal District Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of, or a claim based on, a breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate or these Bylaws (including the interpretation, validity or enforceability thereof) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine; provided, however, that this sentence will not apply to any causes of action arising under the Securities Act or the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, the Exchange Act, or the respective rules and regulations promulgated thereunder. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.

Section 9.           Amendment of Bylaws.

(a)              Amendment by Directors. Except as otherwise required by law, these Bylaws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office (so long as a quorum is present).

(b)              Amendment by Stockholders. Except as otherwise provided herein, the Bylaws of the Corporation may be amended or repealed at any annual meeting of stockholders, or at any special meeting of stockholders called for such purpose, by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the voting power of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class.

Section 10.         Notices. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

Section 11.         Waivers. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in such a waiver.

Adopted ___________, ____ and effective as of ___________, ____.